As filed with the Securities and Exchange Commission on August 9, 1999
                                          Registration No. 333-____
===========================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                      ______________________
                             FORM S-3
                      REGISTRATION STATEMENT
                               Under
                    The Securities Act of 1933
               _____________________________________
                           HOLOGIC, INC.
       (Exact Name of Registrant as Specified in Its Charter)

                Delaware                      04-2902449
             --------------                   ----------
            (State or  Other                  (IRS Employer
            Jurisdiction of                    Identification
            Incorporation                      Number)
            or Organization)

                          35 Crosby Drive
                Bedford, Massachusetts  01730-1401
                          (781) 999-7300

 (Address, Including Zip Code,  and Telephone Number of Registrant's
                     Principal Executive Offices)
                ___________________________________
                   S. David Ellenbogen, Chairman
                           Hologic, Inc.
                          35 Crosby Drive
                Bedford, Massachusetts  01730-1401
                          (781) 999-7300

 (Name, Address, Including Zip Code, and Telephone Number of Agent
                           for Service)
                __________________________________
                            Copies to:
                     Lawrence M. Levy, Esquire
                  Brown, Rudnick, Freed & Gesmer
                       One Financial Center
                   Boston, Massachusetts  02111
                       Tel:  (617) 856-8200
                        Fax: (617) 856-8201
                __________________________________

Approximate  date of commencement of proposed sale to  the  public:
From  time  to  time after the effective date of this  Registration
Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.___

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, please check the following box. X
                                                        ---
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

===========================================================================
                  CALCULATION OF REGISTRATION FEE
============================================================================

                       Amount      Proposed      Proposed
  Title of Each         To Be       Maximum       Maximum        Amount Of
     Class Of        Registered     Offering      Aggregate     Registration
 Securities To Be                   Price Per     Offering           Fee
    Registered                      Share         Price
----------------------------------------------------------------------------

Common Stock, $.01    1,857,142      $5.50     $10,214,281(1)   $2,839.57(1)
par value per share
----------------------------------------------------------------------------
Common Stock Purchase    --          --            --            --
Rights(2)
----------------------------------------------------------------------------

(1) Registration fee calculated pursuant to Rule 457(c) under the Securities Act of 1933. Based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 4, 1999.
(2) Pursuant to a rights agreement, one right is deliverable along with each share of common stock. The rights currently are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=================================================================
                                 Prospectus (Subject to Completion)

The information contained in this prospectus is not complete and may be changed. A registration statement relating to the common stock has been filed with the United States Securities and Exchange Commission. The common stock may not be sold until this registration statement is declared effective by the SEC. This prospectus is not an offer to sell the common stock and it is not seeking an offer to buy the common stock in any state where the offer or sale is not permitted.


                           HOLOGIC, INC.

                 1,857,142 Shares of Common Stock



The selling stockholders identified on page 20 of this prospectus may offer, sell or otherwise transfer up to 1,857,142 shares of our common stock under this prospectus. References to our common stock in this prospectus includes common stock purchase rights issuable under a rights agreement, which provides for the delivery of a right along with each share of our common stock.

The common stock is traded on the Nasdaq National Market under the symbol "HOLX". On August 4, 1999, the last reported sale price of the common stock on the Nasdaq National Market was $5.5625 per share.

An investment in the common stock offered under this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 5.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is August 9, 1999.


                         TABLE OF CONTENTS

SUMMARY.................................................. 3
RISK FACTORS............................................. 5
WARNINGS REGARDING FORWARD-LOOKING STATEMENTS........... 19
USE OF PROCEEDS......................................... 19
SELLING STOCKHOLDERS.................................... 20
PLAN OF DISTRIBUTION.................................... 21
LEGAL MATTERS........................................... 23
EXPERTS................................................. 23
WHERE YOU CAN FIND MORE INFORMATION..................... 23



                              SUMMARY

    This summary briefly describes our business and the selling stockholders' proposed sale of their shares of our common stock.

                           About Hologic

We are a leading international developer, manufacturer and marketer of X-ray bone densitometers and ultrasound bone analyzers. Our X-ray bone densitometers precisely measure bone density to assist in the diagnosis and monitoring of metabolic bone diseases such as osteoporosis. Our ultrasound bone analyzer represents a relatively low cost, compact, easy-to-use measurement technique to assist in the initial diagnosis of osteoporosis.

We also develop, manufacture and market mini c-arm X-ray imaging
systems.   These systems provide real time, high resolution X-ray
images at radiation levels and at a cost well below those of conventional X-ray and fluoroscopic equipment. These mini c-arm systems are used primarily by orthopedic surgeons to perform minimally invasive surgical procedures on a patient's extremities, such as the hand, wrist, knee, foot or ankle. We also distribute in Europe an x-ray imaging system for the facial anatomy.

In June 1999, we acquired Direct Radiography Corp. from Sterling
Diagnostic Imaging, Inc. Direct Radiography manufactures digital X-ray systems for medical imaging and non-destructive testing applications. The Direct Radiography proprietary flat panel technology converts X-ray energy directly into electrical signals, thereby producing radiographic images in seconds that can be electronically displayed, transferred and stored.

We were incorporated in Massachusetts in October 1985 and reincorporated in Delaware in March 1990. Our principal executive offices are located at 35 Crosby Drive, Bedford, Massachusetts
01730-1401.  Our telephone number is (781) 999-7300.




                           The Offering

     The selling stockholders may offer, sell or otherwise transfer up to 1,857,142 shares of our common stock under this prospectus.
The selling stockholders presently hold these shares. We will not receive any proceeds from the selling stockholders' sales or transfers.

     The selling stockholders obtained these securities in connection with our purchase of Direct Radiography Corp. and the Direct Radiography headquarters facility in the State of Delaware as more fully described under "Selling Stockholders" below. The total purchase price for these acquisitions was paid for by a combination of cash and the 1,857,142 shares of our common stock covered by this prospectus. We prepared this prospectus to satisfy the registration rights we granted in connection with that acquisition.






                           RISK FACTORS

The common stock that is offered with this prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this prospectus before deciding to purchase the common stock.

We are incurring significant losses.

We incurred net losses of $584,000 in the first three quarters of fiscal 1999 and $1.5 million in the third quarter of fiscal 1999. During these periods, net losses of approximately $827,000 were attributable to our recent acquisition and the operations of Direct Radiography Corp. Direct Radiography Corp. has had only limited sales of its products, primarily for test purposes. In addition, increased competition, which has resulted in price reductions, and a slow down in our penetration of the primary care market have adversely affected our bone densitometry business. We intend to incur significant expenses in connection with the further development and commercialization of Direct Radiography Corp.'s products. We do not expect to be profitable for at least the next twelve months.

We may not be able to successfully integrate the operations of Direct Radiography Corp.

We acquired Direct Radiography Corp. in June 1999. That acquisition involves numerous risks generally associated with acquisitions, including:

  -    the diversion of management's attention;
  - the assimilation of operations, personnel and products of the acquired businesses;
  -    the ability to manage geographically remote units; and
  - the potential loss of key employees of the acquired businesses.

We may not be able to successfully integrate the operations of Direct Radiography Corp. Failure to do so would have a material adverse effect on our business, results of operations and financial condition.

Our success depends on new product development.

We have a continuing research and development program designed to develop new products and to enhance and improve our products. With the acquisition of Direct Radiography Corp., we are expending substantial resources to develop and enhance direct-to-digital X-ray products. The successful development of our products and product enhancements are subject to numerous risks, both known and unknown, including:

     -    unanticipated delays;
     -    budget overruns;
     -    technical problems; and
     - other difficulties that could result in the abandonment or substantial change in the design, development and commercialization of these new products.

Given the uncertainties inherent with product development and introduction, we can not assure that any of product development efforts will be successful on a timely basis or within budget, if at all. For example, we have experienced significant delays and budget overruns in our attempt to develop a biochemical marker strip test to monitor the effectiveness of osteoporosis therapies through the analysis of a patient's urine. Our failure to develop new products and product enhancements on a timely basis or within budget could have a material adverse effect on our business, results of operations or financial condition.

The markets for our Direct Radiography products are unproven.

In 1998, Direct Radiography Corp. was the first company to introduce direct-to-digital X-ray imaging products in the United States. Since that introduction, Direct Radiography Corp. has had only limited sales of its products, primarily for test purposes.
As a result, the markets for these products are unproven. There is a significant installed base of conventional X-ray imaging products in hospitals and radiological practices. The use of our direct-to digital X-ray imaging products would require these potential customers to either modify or replace their existing X-ray imaging equipment. Because of the early stage of the markets for these products, it is likely that our evaluation of the potential markets for these products will materially vary with time. We cannot assure that any significant market will develop for our Direct Radiography products.

Our reliance on one or only a limited number of suppliers for some key components or subassemblies for our products could have a material adverse affect on our business.

We rely on one or only a limited number of suppliers for some key components or subassemblies for our products. In particular we have only one source of supply for each of the panel and the coating of that panel for our Direct Radiography products. Obtaining alternative sources of supply of these components could involve significant delays and other costs, may not be available to us on reasonable terms, if at all. The failure of a component supplier or contract assembler to provide acceptable quality and timely components or assembly service at an acceptable price, or an interruption of supplies from such a supplier could have a material adverse effect on our business, financial condition or results of operations

The success of our bone densitometry business depends in large part on the development and more widespread acceptance of complementary therapies.

Our bone densitometers and related products are used to assist physicians in diagnosing patients at risk for osteoporosis and other bone disorders, and to monitor the effectiveness of therapies to treat these disorders. As a result, the success of these products will in large part be dependent upon the development and more widespread acceptance of drug therapies to prevent and to treat osteoporosis. Over the last several years, the U.S. Food and Drug Administration has approved a number of drug therapies to treat osteoporosis. We also understand that a number of other drug therapies are under development. While sales of our bone densitometry products have benefited from the increased availability and use of these therapies, most patients who are at risk for osteoporosis continue to go untreated. We cannot assure that any therapies under development or in clinical trials will prove to be effective, obtain regulatory approval, or that any approved therapy will gain wide acceptance. Even if such therapies gain widespread acceptance, we can not assure that such acceptance will increase the sales of our products.

The success of our bone densitometry products depends on our broadening market acceptance.

The success of our bone densitometer and related products depends on our ability to increase sales to primary care providers, such as gynecologists and family physicians. Although we had initial success in placing our products with these groups during fiscal 1998, during the current fiscal year, our sales to this group have slowed. We may not be successful in obtaining broader market acceptance for our products or in increasing sales to targeted groups. Our failure to achieve such success could have a material adverse effect on our business, results of operations or financial condition.

The uncertainty of health care reform could adversely affect our business.

Certain health care reform proposals and medical cost containment measures in the United States and in many foreign countries could:

     -    limit the use of our products;
     -    reduce reimbursement available for such use; or
     - adversely affect the use of new therapies for which our products may be targeted.

Such reforms or cost containment measures, including the uncertainty in the medical community regarding their nature and effect, could have a material adverse effect on our business, results of operations or financial condition.

A reduction in reimbursement levels could have a material adverse effect on our business.

Health care insurance systems in the United States and abroad have approved reimbursement for bone densitometer use. In the United States, many third-party insurers pay for bone density examinations. In addition, the Health Care Finance Administration, known as HCFA, has approved reimbursement for X-ray and ultrasound examinations. HCFA establishes guidelines for the reimbursement of health care providers treating Medicare and Medicaid patients. The actual reimbursement amounts are determined by the individual state Medicare carriers. There are often delays between the reimbursement approvals by the Health Care Finance Administration and by a state Medicare carrier. Moreover, states may choose not to follow the Health Care Finance Administration reimbursement guidelines. A reduction in reimbursement levels for our products could have a material adverse effect on our business, results of operations or financial condition.

Our success depends upon our ability to adapt to rapid changes in technology and customer requirements.

The market for our products has been characterized by rapid technological change, frequent product introductions and evolving customer requirements. We believe that these trends will continue into the foreseeable future. Our success will depend, in part, upon our ability to enhance our existing products, successfully develop new products that meet increasing customer requirements and gain market acceptance. If we fail to do so our products may be rendered obsolete or uncompetitive by new industry standards or changing technology.

We may not be able to compete successfully.

We may not be able to compete successfully. A number of companies have developed, or are expected to develop, products that compete or will compete with our products. Many of these competitors and potential competitors have substantially greater resources than we do.

Lunar, Norland Medical Systems, Aloka, Diagnostic Medical Systems and Hitachi have developed dual X-ray systems to measure bone density. In ultrasound, we compete with Lunar, Myriad, McCue and OSI Systems and expect additional competitors in the future based upon the greater availability of ultrasound technology. In addition, Lunar, Norland Medical Systems, OSI Systems and Schick have peripheral X-ray systems that compete with our dual X-ray and ultrasound bone densitometry products, primarily on price.

Our direct radiography products will compete with traditional X-ray systems as well as computed radiography systems, which are less expensive than our products, and other direct-to-digital systems. Many of these competitors have established relationships with hospitals and other of our potential customers in our targeted markets. The larger competitors in these markets include General Electric, Siemens and Philips.

Our mini c-arm products compete directly with mini c-arm's manufactured and sold by a limited number of companies including Lunar, OEC Medical and XiTec. We also compete indirectly with manufacturers of conventional c-arm image intensifiers including Philips, Siemens, General Electric, OEC Medical, Fischer Imaging and Picker International.

The placement of new systems under our strategic alliance program, which accounted for a large portion of our sales in fiscal 1998, is adversely affecting our operating results.

In February 1999, Sanwa, now known as Fleet Business Credit Corporation, discontinued the placement of new bone densitometers under our strategic alliance program. Under this program, Sanwa purchased bone densitometry equipment from us that they leased to physicians, primarily in the primary care market, on a fee-per-scan basis. In fiscal 1998 our sales under this program accounted for 33% of our product revenues. The discontinuance of new placements under this program has adversely affected our results of operations. Our operating results may continue to be materially and adversely affected unless we can obtain replacement revenue from more conventional sales or leasing programs.

Our remarketing obligations under the strategic alliance program could adversely affect our future product sales.

Under our strategic alliance program, we continue to be obligated to use our best efforts to remarket equipment repossessed by or returned to Fleet Business Credit Corporation. As Fleet has received significant returns under this program, their efforts to re-market the returned equipment could have a material adverse effect on our future product sales.

Our reliance on a single sales representative for a large portion of our revenues could have a material adverse effect on our results of operations.

In the United States, we have sold our products to the primary care market through Physician Sales and Services, Inc., known as PSS. Our reliance on a single sales representative for this important market could have a material adverse effect on our results of operations. In fiscal 1998, sales in which Physician Sales and Services acted as either our sales representative or distributor, which included sales under our strategic alliance program, accounted for 35% of our product revenues. In the first three quarters of fiscal 1999, sales to or through Physician Sales and Services accounted for 14% of our product revenues. This reduction in sales was in large part due to changes in our strategic alliance program which took effect in the beginning of the fiscal year and the subsequent termination of that program. Our agreement with PSS expires in May 2000 and may be terminated by either party on thirty days notice. We cannot assure that the agreement will be continued. Even if the agreement is continued, we may not continue to receive significant revenues through PSS's efforts. Our failure to generate significant revenues from the primary care market, through the efforts of PSS or otherwise, is likely to have a material adverse effect upon our business, results of operation or financial condition.

Our results of operations are subject to significant quarterly variation and seasonal fluctuation.

Our results of operations have been and may continue to be subject to significant quarterly variation. The results for a particular quarter may vary due to a number of factors, including:

     -    the overall state of health care and cost containment efforts;
     - the development status and demand for drug therapies to treat osteoporosis;
     - the development status and demand for our direct radiography products;
     -    economic conditions in our markets;
     -    the timing of orders;
     -    the timing of expenditures in anticipation of future sales;
     -    the mix of products sold by us;
     - the introduction of new products and product enhancements by us or our competitors; and
     -    pricing and other competitive conditions.

We also believe that our sales may be somewhat seasonal, with reduced orders in the summer months reflecting summer vacation schedules. Customers may also cancel or reschedule shipments. Production difficulties could also delay shipments. Any of these factors also could have a material adverse effect on our business, results of operations or financial condition.

Reductions in revenues could have a material adverse effect on operating results because a high percentage of our operating expenses is relatively fixed.

A high percentage of our operating expenses is relatively fixed. We likely will not be able to reduce spending to compensate for adverse fluctuations in revenues. As a result, shortfalls in revenues are likely to have a material adverse effect on our operating results.

Our delay or inability to obtain any necessary United States or foreign regulatory clearances or approvals for our products could have a material adverse effect on our business.

Our products are medical devices that are the subject of a high level of regulatory oversight. Our delay or inability to obtain any necessary United States or foreign regulatory clearances or approvals for our products could have a material adverse effect on our business. The process of obtaining clearances and approvals can be costly and time-consuming. There is a risk that any approvals or clearances, once obtained, may be withdrawn or modified.
Medical devices cannot be marketed in the United States without clearance or approval by the FDA. Medical devices sold in the United States must also be manufactured in compliance with FDA Good Manufacturing Practices, which regulate the design, manufacture, packing, storage and installation of medical devices. Moreover, medical devices are required to comply with FDA regulations relating to investigational research and labeling. States may also regulate the manufacture, sale and use of medical devices, particularly those that employ X-ray technology. Our products are also subject to approval and regulation by foreign regulatory and safety agencies.

We conduct our business worldwide which exposes us to a number of difficulties in coordinating our international activities and dealings with multiple regulatory environments.

We maintain sales and service offices in Belgium, France and Spain, and sell our products to customers throughout the world. Our worldwide business may be materially adversely affected by:

  - difficulties in staffing and managing operations in multiple locations;
  -    greater difficulties in trade accounts receivable collection;
  -    possible adverse tax consequences;
  -    governmental currency controls;
  -    changes in various regulatory requirements;
  -    political and economic changes and disruptions;
  -    export/import controls; and
  -    tariff regulations.


We have recently experienced difficulties in collecting accounts receivable in Latin America, which as of June 30, 1999 totaled $8.5 million. In fiscal 1999, we increased our reserve against our receivables, including these Latin American receivables, by $900,000.

Fluctuations in the exchange rates, in relation to the U.S. dollar, and the other foreign currencies in which we conduct our business could have a material adverse effect on our operating results.


In fiscal 1998, foreign sales accounted for approximately 28% of our product sales. We maintain sales and service offices in Belgium, France and Spain. The expenses and sales of these offices are denominated in local currencies. We anticipate that foreign sales and sales denominated in foreign currencies will continue to account for a significant portion of our total sales. Fluctuations in the value of local currencies have caused and are likely to continue to cause, amounts translated into U.S. dollars to fluctuate in comparison with previous periods. In particular, an increase in the value of the local currencies in which we have offices would likely increase our expenses relative to U.S. dollar sales and could have a material adverse effect on our operating results. We have hedged our foreign currency exposure by borrowing funds in local European currencies to pay the expenses of our foreign offices. There is a risk that these hedging activities will not be successful in mitigating our foreign exchange risk exposure.

We are not certain how we will be affected by the euro conversion.

On January 1, 1999, 11 of the 15 member countries of the European Union, including Belgium, France and Spain, established fixed conversion rates between their existing sovereign currencies and the euro. The European Union has scheduled January 1, 2002 for the transition to the euro to be complete. We have significant operations within the European Union and are currently preparing for the euro conversion. The issues that we are addressing include:

  -    preparing our information systems for the euro;
  - analyzing the benefit of decreased exchange rate risk in cross border transactions involving participating countries; and
  - assessing the potential impact of increased price transparency.

In addition, the euro may impact general economic conditions such as interest and foreign exchange rates within the participating countries or in other areas where we operate. We are analyzing the impact of the euro with a view to minimizing the effects on our operations. We do not expect the costs of upgrading our systems for the euro to be material.

Year  2000  readiness disclosure; Our failure to resolve  the  year
2000 problem could cause disruptions in our computer systems that could prevent us from engaging in normal business activities.

The year 2000 issue is the potential for system and processing failure of date-related data and the result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Systems that do not properly recognize date-sensitive information when the year changes to 2000 could generate system failure or miscalculations causing disruptions of operations, including a temporary inability to process transactions, send invoices or engage in similar ordinary business activities. We have defined year 2000 compliance as the ability for us, our products and our suppliers to continue normal business activities in the year 2000 and beyond.

We have evaluated the year 2000 issue with respect to our financial and management information systems, our products and our suppliers. At this point in our assessment, we are not currently aware of any year 2000 problems that are reasonably likely to have a material adverse effect on our business, results of operations or financial condition, without taking into account our efforts to avoid such problems. We believe that our accounting and information systems are currently compliant as a result of installing an upgrade version of the software made available through the annual maintenance contract. We also use other application hardware and software which we believe to be year 2000 complaint. There is a risk that, notwithstanding our internal review, if we have not properly identified all year 2000 compliance issues with respect to our management and information systems, we may not be able to implement all necessary changes to these systems on a timely basis and within budget. Such a failure could result in a material disruption to our business, including the inability to track and fill orders on a timely basis, which could have a material adverse effect on its business, results of operations or financial condition.

We have evaluated our bone densitometer products in production and believe them to be year 2000 compliant. We have also undertaken a general review of our previously sold bone densitometer products and determined that many of those products will need software upgrades to become year 2000 compliant. We have developed a year 2000 compliant software upgrade for these systems and plan to make it available to our customers, at our expense. We do not expect these costs to be material. Some customers will need computer hardware upgrades in addition to the software upgrades to become year 2000 compliant.

We are also exposed to the risk that we could experience material shipment delays from our major component suppliers or material sales delays from our major customers due to year 2000 issues relating either to their management information or production systems. We have inquired of these suppliers in an attempt to ascertain their year 2000 readiness. Although we do not currently anticipate that we will experience any material shipment delays from our major product suppliers or any material sales delays from our major customers due to year 2000 issues, these third parties could experience year 2000 problems that could have a material adverse effect on our business, results of operations or financial condition.

Apart from our activities described above, we do not have and do not plan to develop a contingency plan to address year 2000 issues. Should any unanticipated significant year 2000 issues arise, our failure to implement such a contingency plan could have a material adverse effect on our business, financial condition and results of operations.

To the extent that we do not identify any material non-compliant year 2000 issues affecting us or third parties, such as our suppliers, service providers and customers, the most reasonably likely worst case year 2000 scenario is a systemic failure beyond our control, such as a prolonged telecommunications or electrical failure, or a general disruption in United States or global business activities that could result in a significant economic downturn. We believe that the primary business risks, in the event of such failure or other disruption, would include but not be limited to, loss of customers or orders, increased operating costs, inability to obtain inventory on a timely basis, disruptions in product shipments, or other business interruptions of a material nature, as well as claims of mismanagement, misrepresentation, or breach of contract, any of which could have a material adverse effect on our business, results of operations or financial condition.

Our business could be materially adversely affected if we are unable to protect our proprietary technology.

We rely primarily on a combination of trade secrets, patents, copyright and trademark laws, confidentiality procedures to protect our technology. As of June 26, 1999, we had obtained 58 patents, licensed 16 patents and had pending 40 patent applications in the United States. These patents have expiration dates ranging from 1999 to 2016. One of our licensed U.S. ultrasound patents will expire in this year, and two licensed patents with ultrasound and X-ray claims will expire in 2001. We have obtained or applied for corresponding patents and patent applications in several foreign countries for certain of our patents and patent applications. There is a risk that these patent applications will not be granted or that the patent or patent application will not provide significant protection for our products and technology. Moreover, there is a risk that foreign intellectual property laws will not protect our intellectual property rights to the same extent as United States intellectual property laws. In the absence of significant patent protection, we may be vulnerable to competitors who attempt to copy our products, processes or technology.

Our settlement agreement with Lunar, which provides that each of us may not enforce our proprietary rights against the other for a ten year period ending November 2005 could have a material adverse effect on our business.

We were involved in extensive patent litigation with Lunar, with each party claiming that the other was infringing patents held by the other. This litigation was settled by agreement dated November 22, 1995. The agreement provides for royalties to be paid by each party to the other for future sales of products using defined technologies. We do not believe that amounts to be paid by either party under this arrangement will be material. The agreement also provides that neither party will engage in patent litigation with the other party relating to these technologies for a period of ten years following the date of the agreement, regardless of the infringement claimed and whether the technology in question currently exists or is developed or acquired by the other party in the future. As a result, Lunar could use our technology during this period in a manner that would materially and adversely affect our business.

Limitations on our licenses from NASA for patents used by us for our mini c-arm products, and the scheduled expiration of those patents in 2003, could have a material adverse effect on our business.

We have a license from NASA to use and develop technology that is used in some of our mini c-arm products and that is the subject of two patents held by NASA. Our license is exclusive in the United States. However, NASA retains the right to use its technologies in connection with devices that it produces, including devices that may be produced and marketed by NASA in direct competition with us. Additionally, the exclusivity of the license may be revoked if NASA determines that such exclusivity does not serve the public good and the United States' national interest. Moreover, our license agreement with NASA is exclusive only in the United States and its territories. Accordingly, NASA retains the right to license its technologies to others outside of the United States, where such technologies are patented or can be patented. The technology covered by the NASA patents is not patented in many foreign countries and may therefore not be protectable or may be cumbersome and expensive to enforce in such countries. Therefore, a competitor in one of these countries could reverse engineer our mini c-arm products and manufacture and sell products in direct competition with us outside the United States. The patents covered by this license expire in 2003. Upon expiration of a patent, all of the technology covered by these patents will be accessible to potential competitors, which could have a material adverse effect on our mini c-arm business.

Our business could be materially adversely affected if we infringe upon the intellectual property rights of others.

There has been substantial litigation regarding patent and other intellectual property rights in the medical device and related industries. We have been, and may be in the future, notified that we may be infringing intellectual property rights possessed by other third parties. If any such claims are asserted against our intellectual property rights, we may seek to enter into royalty or licensing arrangements. There is a risk in such situations that no license will be available or that a license will not be available
on reasonable terms.   Alternatively, we may decide to litigate
such claims or to design around the patented technology. Such actions could be costly and would divert the efforts and attention of our management and technical personnel. Consequently, any infringement claims by third parties or other claims for indemnification by customers resulting from infringement claims, whether or not proven to be true, may have a material adverse effect on our business, financial condition and results of operations.

We may not be successful in identifying, acquiring, developing and expanding products and technology.

We expect to continue to seek to expand our products and technology through acquisitions or strategic alliances in complementary markets, including other diagnostic or imaging markets and other women's health care markets. There is a risk that we will not be successful in identifying, acquiring and developing products and technology. There are additional risks that, once identified, we will not consummate such acquisitions and that, once acquired, we will not successfully integrate the technology or businesses.

Our future success will depend on the continued services of our executive officers and key research and development personnel.

The loss of any of our executive officers or key research and development personnel could have a material adverse effect on our business and prospects. Our success will also depend upon our ability to attract and retain other qualified managerial and technical personnel. Competition for such personnel, particularly software engineers and other technical personnel, is intense. We may not be able to attract and retain personnel necessary for the development of our business. We do not have any key man life insurance for any of our officers or other key personnel.

Our Chief Executive Officer and Senior Vice President also serve in similar positions of another company, which diverts their attention and could have a material adverse effect on our business.

S. David Ellenbogen, our Chief Executive Officer, and Jay A. Stein, our Senior Vice President, also serve in similar positions at Vivid Technologies, Inc. Under a management agreement between Vivid and us, we agreed to provide management services to Vivid, including the part-time assistance of Mr. Ellenbogen and Dr. Stein. Mr. Ellenbogen and Dr. Stein typically devote up to approximately 16 and 8 hours per week, respectively, to Vivid. As a result, we do not have the full time and attention of these key executive officers, which could have a material adverse effect on our business.

There is a risk that our insurance will not be sufficient to protect us from product liability claims, or that in the future product liability insurance will not be available to us at a reasonable cost, if at all.

Our business involves the risk of product liability claims inherent to the medical device business. We maintain product liability
insurance subject to certain deductibles and exclusions.   There is
a risk that our insurance will not be sufficient to protect us from product liability claims, or that product liability insurance will not be available to us at a reasonable cost, if at all. An underinsured or uninsured claim could have a material adverse effect on our business, financial condition or results of operations.

Provisions in our Certificate of Incorporation and By-laws and a rights distribution may have the effect of discouraging advantageous offers for our business or common stock and limit the price that investors might be willing to pay in the future for shares of our common stock.

Our Certificate of Incorporation, By-laws and the provisions of Delaware corporate law include provisions that may have the effect of discouraging or preventing a change in control. In addition, we made a rights distribution in December 1992 that could also have the effect of discouraging or preventing a change in control.
These provisions could limit the price that our stockholders might receive in the future for shares of our common stock.

The volatility of our stock price could adversely affect your investment in our stock.

The market price of the common stock has been, and may continue to be, highly volatile. We believe that a variety of factors could cause the price of the common stock to fluctuate, perhaps substantially, including:
 - announcements and rumors of developments related to our business;
 - quarterly fluctuations in our actual or anticipated operating results and order levels;
 -    general conditions in the worldwide economy;
 -    announcements of technological innovations;
 -    new products or product enhancements by us or our competitors;
 - developments in patents or other intellectual property rights and litigation; and
 - developments in our relationships with our customers and suppliers.

In addition, in recent years the stock market in general and the markets for shares of small capitalization and "high-tech" companies in particular, have experienced extreme price fluctuations which have often been unrelated to the operating performance of affected companies. Any such fluctuations in the future could adversely affect the market price of the common stock, and the market price of the common stock may decline.


           WARNINGS REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus under "Summary" and "Risk Factors," and in the documents incorporated by reference, are forward-looking made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In essence, forward-looking statements are predictions of future events. Although we would not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which we are not aware. We urge you to consider the risks and uncertainties discussed under "Risk Factors" and in the other documents filed with the SEC that we have referred you to in evaluating our forward-looking statements.

You should understand also that we have no plans to update our forward-looking statements. Our forward-looking statements are accurate only as of the date of this prospectus, or in the case of forward-looking statements in documents incorporated by reference, as of the date of those documents.

We identify forward-looking statements with the words  "plans,"
"expects," "anticipates," "estimates," "will," "should" and similar expressions. Examples of our forward-looking statements may include statements related to:
  -    our plans, objectives, expectations and intentions;
  - the timing of, availability, cost of development and functionality of products under development or recently introduced; and
  - the anticipated markets for our Direct Radiography and bone densitometer products and the success of our products in those markets.

                          USE OF PROCEEDS

 We will not receive any proceeds from the sale of the our common stock by the selling stockholders.

                       SELLING STOCKHOLDERS

On June 3, 1999, we acquired all of the issued and outstanding shares of DRC Holding Corp, the parent company of Direct Radiography Corp., from SDI Investments, L.L.C. On June 3, 1999, we also purchased from Glasgow Land Company L.L.C., a wholly owned subsidiary of SDI Investments, the land and buildings in the State of Delaware at which Direct Radiography Corp. conducts its business. The aggregate purchase price for the stock of DRC Holding Corp. and for the real estate and buildings was approximately $20,000,000. Approximately $7,000,000 was paid in cash and approximately $13,000,000 was paid by delivery of
1,857,142 shares of our common stock.   Immediately following the
acquisition, SDI Investments transferred 473,571 shares to E. I. du
Pont de Nemours and Company.   In addition, SDI Investments and
Glasgow Land Company transferred the remaining 1,383,571 shares to SDI Investments Liquidating Trust. SDI Investments Liquidating Trust and DuPont are the selling stockholders in this prospectus.

Prior to our acquisition of DRC Holding Corp., Patrick de Maynadier, an agent for SDI Investments Liquidating Trust, served as Senior Vice President, General Counsel and Secretary of Direct Radiography Corp. and as President, Secretary, Treasurer and sole director of DRC Holding Corp. Similarly, each of the trustees of SDI Investments Liquidating Trust were directors of the parent of DRC Holding Corp. prior to its merger with another unrelated company in 1999. One of the trustees, William C. Oehmig, was a director of Direct Radiography Corp. up to the time of that merger. Patrick de Maynadier was the sole director of Direct Radiography Corp. since the date of the merger and the sale to us. Other than as described in this prospectus, we are not aware that any of the selling stockholders has had any material relationship with us during the past three years.

The following table sets forth:

  - the number of shares of common stock that the selling stockholders beneficially owned as of July 29, 1999;
  - the maximum number of shares of common stock that the selling stockholders may offer under this prospectus; and
  - the number and percentage of shares of common stock that the selling stockholders will beneficially own if all of the shares that may be offered under this prospectus are sold.

This information is based upon each selling stockholder's representations to us.

                        Number of                   Number of
                          Shares       Maximum       Shares
                      Beneficially    Number of   Beneficially    Percentage
                          Owned       Shares     Owned after      of Shares
Name of Beneficial      as of July      Being       Offering      Owned After
       Owner             29, 1999      Offered                     Offering
-------------------   ------------   ----------   -----------    ------------
SDI Investments         1,383,571     1,383,571       0               0%
Liquidating Trust

E. I. du Pont de          473,571       473,571       0               0%
Nemours and Company



                          PLAN OF DISTRIBUTION

Set forth below is the plan of distribution of the shares of our common stock covered by this prospectus by each of the selling stockholders as indicated. We have agreed to pay the registration expenses associated with this offering, which include:

  -    federal, state and other registration and qualification fees;

  - legal fees and expenses for our counsel, but not the fees and expenses, if any, of counsel or other advisers to the selling shareholders;

  - auditing and accounting expenses incurred by us in connection with registration; and

  - printing and other related expenses, including salary and related overhead expenses of our employees for time expended by them.

We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act of 1933, as amended.

We have agreed to indemnify the selling stockholders, their officers, directors and trustees, against certain losses, claims damages or liabilities arising out of any untrue or alleged untrue statement of material fact contained in this registration statement, as amended or supplemented, or arising out of any omission of a material fact required to be stated in such registration statement, as amended or supplemented, except those untrue statements and omissions contained in any written information the selling shareholder furnished for use in connection with this registration. SDI Investments Liquidating Trust and DuPont have agreed to a substantially reciprocal indemnity with respect to untrue statements and omissions in written materials furnished for inclusion in this registration statement and its supplements and amendments.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the common stock may be limited in its ability to engage in market activities with respect to the common stock. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under the Securities Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders.

SDI Investments Liquidating Trust

The SDI Investments Liquidating Trust has advised us that from time to time and in its discretion, it intends to:

- sell all or part of the 1,383,571 shares of our common stock covered by this prospectus in open market transactions; and/or

- transfer all or part of the 1,383,571 shares of our common stock covered by this prospectus,

to its beneficiaries, in the respective amounts which they are entitled to receive under the terms of the Trust Agreement dated May 11, 1999, creating the SDI Investments Liquidating Trust. If all or part of the shares are transferred to the beneficiaries of the SDI Investments Liquidating Trust, the beneficiaries will pay nothing for the common stock. The shares of common stock the beneficiaries will receive in a transfer, if any, will be unrestricted shares which they are free to resell in open market transactions or in any other manner permitted by law. Both the sale by SDI Investments Liquidating Trust of the shares covered by this prospectus in open market transactions and, in the event of a transfer by SDI Investments Liquidating Trust to its beneficiaries, the beneficiaries' resales, may be made on the Nasdaq National Market, in the over-the-counter market or otherwise, in negotiated transactions, or through a combination of these sale methods, at market prices prevailing at the time of sale, at prices related to the then current market price or at negotiated prices, including by one of more of the following methods:

  - purchases by a broker-dealer as principal and resale by such broker or dealer for its account;

  - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  - block trades in which the broker-dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.


E. I. du Pont de Nemours and Company


DuPont has advised us that from time to time and in its discretion, it intends to sell up to all of the 473,571 shares of our common stock owned by it and covered by this prospectus. These sales may be made on the Nasdaq National Market, in the over-the-counter market or otherwise, in negotiated transactions, or through a combination of these sale methods, at market prices prevailing at the time of sale, at prices related to the then current market price or at negotiated prices, including by one of more of the following methods:

  - purchases by a broker-dealer as principal and resale by such broker or dealer for its account;

  - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  - block trades in which the broker-dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.


                     LEGAL MATTERS

For the purpose of this offering, Brown, Rudnick, Freed & Gesmer,
Boston, Massachusetts, will pass upon the validity of the shares of common stock in the offering.

                              EXPERTS

The financial statements and schedules of Hologic, Inc. included in and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing in giving such report.

The financial statements of Direct Radiography Corp. ("DRC") as of December 31, 1997 and 1998 and for the period from March 29, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to DRC's ability to continue as a going concern), which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC . You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549, Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's Website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock offered in connection with this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:
  -    Our Annual Report on Form 10-K for the fiscal year ended
       September 26, 1998;
  - Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 27, 1999 and December 26, 1998;
  - Our Current Report on Form 8-K dated June 18, 1999 and our Current Report on Form 8-K/A dated August 5, 1999;
  - The description of our common stock contained in our Registration Statement on Form 8-A dated January 31, 1990; and
  - The description of our common stock purchase rights contained in our Registration Statement on Form 8-A/A dated June 14, 1999, filed with the SEC on June 18, 1999.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, prior to the termination of the offering to which this prospectus relates.

You may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address:

               Hologic, Inc.
               35 Crosby Drive
               Bedford, MA 01730-1401
               Tel: (781) 999-7300
               Attn: Investor Relations

You should rely only on the information contained in this document (or any supplement) or that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.



This prospectus is part of a
registration statement  we filed
with the SEC.  You should rely
only on the information or                     HOLOGIC, INC.
representations provided in this
prospectus.  We have authorized no
one to provide you with different      Up to 1,857,142 Shares of Common
information.   The selling                         Stock
stockholder described in this
prospectus is not making an offer
in any jurisdiction where the
offer is not permitted.  You
should not assume that the                       PROSPECTUS
information in this prospectus is
accurate as of any date other than             August 9, 1999
the date of this prospectus.





                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the various expenses payable by Hologic in connection with the sale and distribution of the securities registered hereby. Each of the selling stockholders will pay their normal commission expenses and brokerage fees. All amounts are estimated except the SEC and Nasdaq filing fee. Costs of issuance and distribution will be borne by Hologic as follows:

      SEC Registration Fee                        $ 2,840
      Accounting Fees and Expenses                 25,000
      Legal Fees and Expenses                      25,000
      Miscellaneous                                 7,160
                                                  -------
          Total                                   $60,000

Item 15.  Indemnification of Directors and Officers

Article 10 of Hologic's Certificate of Incorporation eliminates the personal liability of directors to Hologic or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware General Corporation Law. Article VII of Hologic's By-Laws provides that Hologic shall indemnify its officers and directors to the extent permitted by Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise. Hologic has also entered into indemnification agreements with each of its directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. Hologic may also enter into similar agreements with certain of its officers who are not also directors. The effect of these provisions is to permit indemnification by Hologic for liabilities arising under the Securities Act of 1933, as amended. Hologic also maintains directors and officers liability insurance.

Item 16.     Exhibits

Exhibit                                                       Reference
Number
--------                                                     -----------

2.01   Merger Agreement between Hologic and its                  B
       Massachusetts predecessor
2.02   Agreement and Plan of Merger between Hologic,          D-2.01
       Fenway Acquisition Corp., and FluoroScan Imaging
       Systems, Inc.
2.03   Securities Purchase Agreement dated April 28, 1999,      G-1
       as amended on June 3, 1999 by and among Hologic,
       Sterling Diagnostic Imaging, Inc. and SDI
       Investments, L.L.C.
2.04   Contract of Sale dated April 28, 1999, as amended        G-2
       on June 3, 1999, by and between Glasgow Land
       Company, L.L.C. and Hologic
3.01   Certificate of Incorporation of Hologic                   B
4.01   Specimen certificate for shares of Hologic's Common       B
       Stock
4.02   Description of capital stock (contained in                B
       Hologic's Certificate of Incorporation filed, as
       Exhibit 3.01)
4.03   Rights Agreement dated December 22, 1992                  C
4.04   Amendment No. 1 to Rights Agreement dated as of        E-4.01
       December 13, 1995
4.05   Amendment No. 2 to Rights Agreement dated as of        E-4.02
       December 19, 1996
4.06   Amendment No. 3 to Rights Agreement dated as of        F-4.03
       April 25, 1999
5.01   Legal Opinion of Brown, Rudnick, Freed & Gesmer,          A
       P.C.
23.01  Consent of Arthur Andersen LLP                            A
23.02  Consent of Deloitte & Touche LLP                          A
23.03  Consent of Brown, Rudnick, Freed & Gesmer, P.C.           A
       (included in Exhibit 5.01)
24.01  Power of Attorney (continued on page II-6 hereof)         A
____________
A.     Filed herewith.
B. The above exhibits were previously filed as an exhibit of the same number to our Registration
       Statement on Form S-1 (Registration No. 33-33128) filed on January 24, 1990 and are incorporated herein by reference.
C. The above exhibit was previously filed as an exhibit of the same number to our 1992 Annual
       Report on Form 10-K and are incorporated herein by reference.
D. The above exhibit was previously filed as an exhibit of the above referenced number of our Proxy
       Statement and Prospectus on Form S-4 filed
       (Registration No. 333-08977) on August 6, 1996 and is incorporated herein by reference.
E. The above exhibit was previously filed as an exhibit of the referenced number to Amendment No. 1 to Hologic's Registration Statement on Form 8-A/A (Registration No. 000-18281) filed on January 17,
       1997 and is incorporated herein by reference.
F. The above exhibit was previously field as an exhibit of the referenced number to Amendment No. 2 to Hologic's Registration Statement on Form 8-A/A (Registration No. 000-18281) filed on May 20, 1999 and is incorporated herein by reference.
G. The above exhibit was previously field as an exhibit of the referenced number to Hologic's
       Current Report on Form 8-K (SEC File No. 000-18281) filed on June 18, 1999 and is incorporated herein by reference.

Item 17.  Undertakings

  (a)     The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i)    To include any prospectus required by Section
    10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)     Not applicable.
  (d)     Not applicable.
  (e)     Not applicable.
  (f)     Not applicable.
  (g)     Not applicable.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (i)     Not applicable.

  (j)     Not applicable.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on August 9, 1999.

                                   HOLOGIC, INC.


                                   By:   /s/ S. David Ellenbogen
                                        ---------------------------
                                         S. David Ellenbogen, Chief
                                         Executive Officer


                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. David Ellenbogen, Glenn P. Muir and Jay A. Stein, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, and, in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                  Title                 Date

/s/ S. David Ellenbogen     Director and Chief       August 9, 1999
    --------------------    Executive Officer
     S. David Ellenbogen


/s/ Steve L. Nakashige      Director, President      August 9, 1999
    -------------------     and Chief Operating
    Steve L. Nakashige      Officer


/s/ Glenn P. Muir           Principal Financial      August 9, 1999
    -------------           and Accounting Officer
    Glenn P. Muir

/s/ Jay A. Stein            Director and Senior      August 9, 1999
    -------------           Vice President
    Jay A. Stein

/s/ Irwin Jacobs            Director                 August 9, 1999
   -------------
    Irwin Jacobs

/s/ William A. Peck         Director                 August 9, 1999
    ----------------
    William A. Peck

/s/ Elaine Ullian           Director                 August 9, 1999
    --------------
    Elaine Ullian

/s/ Gerard Segel            Director                   August 9, 1999
    -------------
    Gerard Segel

                           EXHIBIT INDEX

Exhibit                                                      Reference
Number
-------                                                      ---------
2.01   Merger Agreement between Hologic and its                  B
       Massachusetts predecessor
2.02   Agreement and Plan of Merger between Hologic,          D-2.01
       Fenway Acquisition Corp., and FluoroScan Imaging
       Systems, Inc.
2.03   Securities Purchase Agreement dated April 28, 1999,      G-1
       as amended on June 3, 1999 by and among Hologic,
       Sterling Diagnostic Imaging, Inc. and SDI
       Investments, L.L.C.
2.04   Contract of Sale dated April 28, 1999, as amended        G-2
       on June 3, 1999, by and between Glasgow Land
       Company, L.L.C. and Hologic
3.01   Certificate of Incorporation of Hologic                   B
4.01   Specimen certificate for shares of Hologic's Common       B
       Stock
4.02   Description of capital stock (contained in                B
       Hologic's Certificate of Incorporation filed, as
       Exhibit 3.01)
4.03   Rights Agreement dated December 22, 1992                  C
4.04   Amendment No. 1 to Rights Agreement dated as of        E-4.01
       December 13, 1995
4.05   Amendment No. 2 to Rights Agreement dated as of        E-4.02
       December 19, 1996
4.06   Amendment No. 3 to Rights Agreement dated as of        F-4.03
       April 25, 1999
5.01   Legal Opinion of Brown, Rudnick, Freed & Gesmer,          A
       P.C.
23.01  Consent of Arthur Andersen LLP                            A
23.02  Consent of Deloitte & Touche LLP                          A
23.03  Consent of Brown, Rudnick, Freed & Gesmer, P.C.           A
       (included in Exhibit 5.01)
24.01  Power of Attorney (continued on page II-6 hereof)         A
_________________
A.     Filed herewith.
B. The above exhibits were previously filed as an exhibit of the same number to our Registration
       Statement on Form S-1 (Registration No. 33-33128) filed on January 24, 1990 and are incorporated herein by reference.
C. The above exhibit was previously filed as an exhibit of the same number to our 1992 Annual
       Report on Form 10-K and are incorporated herein by reference.
D. The above exhibit was previously filed as an exhibit of the above referenced number of our Proxy
       Statement and Prospectus on Form S-4 filed
       (Registration No. 333-08977) on August 6, 1996 and is incorporated herein by reference.
E. The above exhibit was previously filed as an exhibit of the referenced number to Amendment No. 1 to Hologic's Registration Statement on Form 8-A/A
       (Registration No. 000-18281) filed on January 17,
       1997 and is incorporated herein by reference.
F. The above exhibit was previously field as an exhibit of the referenced number to Amendment No. 2 to Hologic's Registration Statement on Form 8-A/A
       (Registration No. 000-18281) filed on May 20, 1999 and is incorporated herein by reference.
G. The above exhibit was previously field as an exhibit of the referenced number to Hologic's
       Current Report on Form 8-K (SEC File No. 000-18281) filed on June 18, 1999 and is incorporated herein by reference.